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                       TERMINATION AND AMENDMENT AGREEMENT


         AGREEMENT made and entered into on this 4th day of January, 1999, by and among Shulman & Associates, Inc. ("Shulman"), Coventry Industries Corp. (the "Company"), the American Group, Inc. ("American") and Robert Hausman ("Hausman").

         WHEREAS, the Company and Shulman entered into a Consulting and Acquisition Management Agreement dated as of April 3, 1997 and amended as of June 1, 1997 and a Fee Agreement dated as of April 4, 1997 (the "Agreements"); and

         WHEREAS, the parties desire to terminate the Agreement and provide for a full release.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, promises, and undertakings set forth herein, as complete and full satisfaction of the Agreements, the parties agree as follows:

         1. Effective immediately, the Agreements are terminated and Shulman waives all claims that it may have to any amounts that may be payable or rights it may have under the Agreements.

         2. Shulman waives and hereby releases and discharges the Company, and the Company waives and hereby releases and discharges Shulman, from any and all liability of whatever kind or nature arising from any acts or omissions of either party, known or unknown, asserted or unasserted, which occurred up to the date of this Agreement, including but not limited to all liability for any acts that may have violated their rights under any contract, tort, or other common law, or any other duty or obligation of any kind; all liability, asserted or unasserted, known or unknown, suspected or unsuspected, which was or may have been alleged against or imputed to either party by the other party or anyone acting on its behalf up to the date of this Agreement.

         3. Neither Shulman nor the Company shall in the future initiate or cause to be initiated any judicial or administrative charge, complaint, action, or proceeding relating to claims released under paragraph 2 of this Agreement and that were or could have been raised against either party in any forum as of the date of this Agreement. In the event that any such judicial or administrative charge, complaint, action, or proceeding is presently pending, or if in the future any such proceeding is commenced by either party or any person or party acting on that party's behalf, the party with such notice shall promptly notify the other party of the existence of that proceeding, withdraw it, with prejudice, to the extent that party has the power to do so, and except to the extent required or compelled by law, legal process, or subpoena, shall refrain from participating, testifying or producing documents or information therein.

         4. As consideration for this release, the Company shall assign and transfer to Shulman 120,000 (post-split) shares of stock of American owned by it. In addition, upon execution of this Agreement, Hausman hereby assigns to Shulman notes aggregating $100,000 issued by American to Hausman. Promptly after execution of this Agreement, the Company agrees to issue to Hausman a note for $100,000 containing substantially similar terms to the notes assigned to Shulman by Hausman.




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         5. This Agreement constitutes the entire agreement between the parties in relation to its subject matter, supersedes all prior agreements between the parties, if any, concerning its subject matter, and may not be altered, amended, modified, superseded, canceled, or terminated except by a writing duly executed by the parties or their attorneys on their behalf.

         6. If any of the provisions, terms, clauses, waivers, or releases of claims or rights contained in this Agreement are declared illegal, unenforceable, or ineffective in a legal forum of competent jurisdiction, then such provisions, terms, clauses, waivers, or releases of claims or rights shall be deemed severable, such that all other provisions, terms, clauses, waivers, and releases of claims and rights contained in this Agreement shall remain valid and binding upon the parties.

         7. This Agreement shall be governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, Coventry Industries Corp. and Shulman & Associates, The American Group, Inc. and Robert Hausman have acknowledged and executed this Agreement as of the date hereof.



                               COVENTRY INDUSTRIES CORP.


                               By:  /s/     Robert Hausman
                                    -----------------------------------
                                        Robert Hausman, President




                               SHULMAN AND ASSOCIATES, INC.



                               By:  /s/     Manny Shulman
                                    -----------------------------------
                                            Manny Shulman, President




                               THE AMERICAN GROUP, INC.



                               By:  /s/     Timothy S. Hart
                                    -----------------------------------
                                    Timothy S. Hart
                                    Title: President, Financial Officer


                                    /s/ Robert Hausman
                                    -----------------------------------
                                    Robert Hausman











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